Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
As of December 31, 2024

Truist Financial Corporation, a North Carolina corporation, is a FHC. The table below sets forth information with regards to certain subsidiaries of the registrant. Certain subsidiaries are not included in reliance on Item 601(b)(21)(ii) of SEC Regulation S-K.

Subsidiary	State or Jurisdiction of Organization	Additional Names Under Which it does Business
Truist Bank	North Carolina	BB&T
BB&T Capital Markets
BB&T Mortgage Warehouse Lending
Cohen Financial Services
Crestar Bank
LightStream
LightStream Lending
Pillar Financial
Sheffield Financial Company
SunTrust Bank
SunTrust Bank Company
SunTrust Bank, Corp.
SunTrust Bank, Inc.
SunTrust Dealer Financial Services
SunTrust Mortgage, Inc.
Truist
Truist Bank Company
Truist Bank Inc.
TB Subsidiary Holdings, Inc.
CB Finance, Inc.	Delaware
CM Finance, L.L.C	Delaware
STB Real Estate Holdings (Commercial), Inc	Delaware
STB Real Estate Holdings (Household Lending), Inc	Delaware
Truist Commercial Equity, Inc.	Delaware
Truist Leasing Corp.	Georgia
Truist Community Capital, LLC	Georgia
GenSpring Holdings, Inc.	Florida
GFO Advisory Services, LLC	Florida	GenSpring
MBT, Ltd	Bermuda
Truist Advisory Services, Inc	Delaware
Truist Investment Services, Inc	Georgia
Truist Securities, Inc.	Tennessee